Exhibit 10.22

REPERTORIO N° 33.150/20 21	JOURNAL No. 33,150/2021

AB/I. López	Lawyer: I. López

OT :97078. - J.R.: V. CALVUÉN	WO: 97,078 - Entry: V. CALVUÉN

CONTRATO DE PRESTACIÓN DE	SERVICE AGREEMENT
SERVICIOS
BETWEEN

KEY METALS CORPORATION CHILE	KEY METALS CORPORATION CHILE

SpA	SpA

Y	AND

REINALDO ULISES REYES	REINALDO ULISES REYES
GONZÁLEZ	GONZÁLEZ

EN SANTIAGO, REPUBLICA DE CHILE, a treinta de Diciembre de dos mil veintiuno, ante mí, MARIA PILAR GUTIERREZ RIVERA, abogado, Notario Público, Titular de la Décimo Octava Notaría de Santiago, domiciliada en Huérfanos número seiscientos sesenta y nueve, piso
ocho, comuna de Santiago, comparecen:	IN SANTIAGO, REPUBLIC OF CHILE, on December 30, 2021, the following parties have appeared before me, MARÍA PILAR GUTIÉRREZ RIVERA, lawyer and Notary Public assigned to the Santiago Eighteenth Notary Offices, with legal address at 669, Huérfanos St., 8th Floor, Santiago borough:

KEY METALS CORPORATION CHILE SpA, Rol Único Tributario número setenta y siete millones trescientos noventa y tres mil ochocientos cuarenta y dos guión tres, representado por don Ignacio Joaquín López Alarcón, chileno, casado, abogado, cédula nacional de identidad número dieciséis millones diecisiete mil quinientos veinticinco guión siete, en adelante “KEY METALS” o la “Empresa”, ambos domiciliados en calle Pedro de Villagra número dos mil trescientos cincuenta y uno, comuna de Vitacura, Santiago, Región Metropolitana, por una parte; y por la otra, don REINALDO ULISES REYES GONZÁLEZ, chileno, divorciado, ingeniero civil en minas, cédula nacional de identidad número nueve millones cuatrocientos noventa y cinco mil ciento treinta y cinco guión seis, en adelante el “Prestador”, domiciliado en calle Luz número dos mil novecientos sesenta, departamento sesenta y tres, comuna de Las Condes, Región Metropolitana, y conjuntamente con KEY METALS, en adelante las “Partes”, se ha convenido el siguiente contrato de prestación de servicios, en adelante también el “Contrato”.

KEY METALS CORPORATION CHILE SpA, Chilean Taxpayer No. 77,393,842-3, herein represented by Ignacio Joaquín López Alarcón, a Chilean lawyer, married, National Identification Card No. 16,017,525-7, both with address at 2,351, Pedro de Villagra Street, Vitacura borough, Santiago, Metropolitan Region, party of the first part, hereinafter called “KEY METALS” or the “Company”, and

REINALDO ULISES REYES GONZÁLEZ, a Chilean civil mining engineer, divorced, NationalIdentification Card No. 9,495,135-6, with address at 2,960, Luz Street, Apartment 63, Las Condes borough, Metropolitan Region, party of the second part, hereinafter called the “Contractor”, and together with KEY METALS, the “Parties”, who have agreed to be bound by a service agreement, hereinafter called the “Agreement”, as follows:

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PRIMERO: Objeto. KEY METALS contrata al Prestador a fin de que éste le preste Asesoría en Ingeniería de Proyectos.	FIRST – Purpose: KEY METALS hereby retains the services of the Contractor as a Project Engineering Consultant.

El Prestador deberá dar cumplimiento a todas las obligaciones naturalmente comprendidas en la naturaleza de los servicios prestados. Sin que la numeración precedente sea taxativa, los siguientes servicios se entienden incluidos en el alcance del presente Contrato:	The Contractor must meet all of the inherent obligations of the retained services. Without limitation the foregoing, the following services are deemed included in the scope hereof:

Uno. Coordinar, dirigir, implementar el desarrollo de ingenierías de minas y de procesos metalúrgicos que conduzcan a generar el mayor valor económico /cuidando el medio ambiente y la relación con las comunidades/ a KEY METALS en la explotación de los yacimientos encomendados.	1. Coordinating, managing and implementing the development of mining and metallurgical-process engineering aimed at yielding the most economic value for KEY METALS from mining the entrusted deposits, while taking care of the environment and community relations, and

Dos. Ingeniería de minas y metalúrgica Conceptual, de Prefactibilidad y de Factibilidad.	2. Conducting both mining and metallurgical, Conceptual, Prefeasibility and Feasibility Engineering studies.

Los servicios individualizados precedentemente se desempeñarán en forma independiente, sin vínculo de subordinación ni de dependencia. El Prestador desempeñará sus funciones en las localidades necesarias para su cometido. Su trabajo lo realizará en el horario, los lugares y las condiciones que le sean requeridas por la Empresa, complementándolas y coordinándolas de acuerdo con lo que él estime más apropiado, con la sola limitación de rendir cuentas e informar las gestiones en forma oportuna y cabal según los requerimientos de la Empresa.	The Contractor shall provide the forenamed services in an independent manner, without any subordination or dependence relationship, performing its duties wherever needed, with the work hours, at the places and in the conditions that the Company may require, supplemented and coordinated as the former may deem best suited, and only restrained by having to timely and fully report and account for its work as required by the Company.

Se deja constancia de que el Prestador es un consultor independiente, que no tiene vínculo de subordinación con la Empresa, y que éste no es un contrato de trabajo, ni genera otros derechos que los que se estipulan expresamente más adelante.	It is herein recorded that the Contractor is an independent consultant, and has no subordination relationship with the Company, and that this Agreement is not a work contract, and does not create any other rights than those expressly stipulated hereinafter.

En la prestación de estos servicios, el Prestador deberá estar a las instrucciones que le imparta directamente KEY METALS o su matriz estadounidense, KEY METALS CORP., quienes le proporcionarán las directrices e instrucciones necesarias para el adecuado desarrollo de su actividad y supervisarán el adecuado cumplimiento de las obligaciones que el Prestador ha asumido con ocasión de este Contrato.	In providing these Services, the Contractor must follow KEY METALS’ direct directions, or those of KEY METALS CORP., the latter’s parent company in the United States of America, which shall provide the Contractor with the directions and directives needed for properly performing its activities, and shall supervise that it properly meets its obligations hereunder.

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SEGUNDO: Precio. Por los servicios prestados, KEY METALS pagará al Prestador una suma equivalente a siete mil dólares de los Estados Unidos de Norteamérica mensuales, contra entrega del respectivo documento tributario que respalde la prestación de servicios. KEY METALS retendrá y pagará los impuestos que de acuerdo a la ley corresponda pagar.	SECOND – Price: KEY METALS shall monthly pay an amount equivalent to USD 7,000 (seven thousand dollars of the United States of America) to the Contractor for services provided, against the corresponding tax document [invoice] backing the provided services. KEY METALS shall withhold and pay all legally applicable taxes.

En los casos en que sea necesario trabajar con personal y logística adicional, el Prestador presentará un presupuesto para la aprobación de KEY METALS. Este monto se liquidará y pagará por meses vencidos, el último día del mes al cual hubiere correspondido el período de prestación de servicios, y se pagará en moneda nacional, según el valor del dólar observado a que se hace referencia en el Capítulo Primero, Número Seis, del Compendio de Normas y Cambios Internacionales del Banco Central de Chile, publicado en el Diario Oficial a la fecha de la emisión de la factura o documento tributario respectivo.	Whenever the Contractor needed to use additional personnel or logistics, it shall submit a budget for KEY METALS’ approval. Any such amounts shall be settled and paid on the last day of the month of the respective service provision, in Chilean national currency, according to the observed dollar exchange rate referenced in Chapter 1, Item 6, of the Central Bank of Chile’s Summary of Foreign Exchange Rules, published in the Official Gazette on the date of issue of the corresponding invoices or tax documents.

Adicionalmente, y una vez que KEY METALS CORP., la empresa matriz de KEY METALS, complete su IPO (“lnitial Public Offering”) en la Bolsa de Valores respectiva, ésta se obliga a emitir, en favor del Prestador, doscientas mil opciones a un precio de cero coma veinticinco centavos de dólar de los Estados Unidos de Norteamérica, válidas por veinticuatro meses desde la fecha de su emisión.	Additionally, KEY METALS CORP., KEY METALS’ parent company, hereby commits to issue 200,000 options to the Contractor, valid for 24 months of issuance, upon completion of its IPO (“Initial Public Offering”) in the corresponding Stock Market, at a price of USD 0.25 (twenty-five United-States cents).

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TERCERO: Inexistencia de vínculo laboral durante la vigencia del Contrato. Los comparecientes dejan expresa constancia que entre la Empresa y el Prestador no existe ni existirá vínculo ni relación laboral en los términos establecidos en la legislación laboral. De este modo, el Prestador no estará sujeto a horario, jornada de trabajo, subordinación ni dependencia jerárquica respecto de la Empresa y sus ejecutivos. Asimismo, no se generará a favor de éste, en relación a la Empresa, derecho a indemnización alguna, feriado legal o proporcional, cotizaciones previsionales ni a ningún otro concepto fuera de los honorarios pactados en el presente Contrato en favor del Prestador.	THIRD - No Labour Relationship Throughout the Agreement: The appearing parties herein expressly record that there is and shall be no labour relationship, as defined by Chilean labour laws, between the Company and the Contractor. Consequently, the Contractor shall not be subject to any timetables, working hours, subordination or reporting lines with regard to the Company or its executives. Likewise, the Contractor shall not be entitled to any compensations, indemnities, legal or proportional holidays, social security contributions or any other benefits payable by the Company, other than the agreed Contractor’s fees hereunder.

CUARTO: Lugar de prestación de los servicios. Los servicios contratados serán prestados en las oficinas del Prestador y en los demás lugares que sean necesarios atendida la naturaleza de los servicios prestados, o en los proyectos de exploración de minerales de KEY METALS o sus dependencias regionales donde y cuando sean necesarios.	FOURTH – Place of Provision of the Services: The retained services shall be provided at the Contractor’s offices and any other places as may be needed according the inherent nature thereof, or at any of KEY METALS’ ore mining projects or regional offices whenever needed.

La Empresa podrá poner a disposición del Prestador elementos técnicos y materiales de propiedad de ésta con el fin de dar cumplimiento al objeto de este Contrato, sin embargo, podrá supervisar, en todo momento, el uso de dichos recursos puestos a disposición del Prestador. La Empresa no dispondrá de un lugar físico o un computador para ser utilizado por el Prestador. El suministro de estos ítems será a cargo y cuenta del Prestador.	The Company may make any of its technical items or materials available to the Contractor, so that the latter may implement the purpose hereof. However, it may also supervise the use given to such resources at any and all times. The Company shall not provide any physical spaces or computers for the Contractor’s use. It shall fall upon the Contractor to provide such items and the costs thereof.

QUINTO: Confidencialidad. En el cumplimiento de las obligaciones contraídas en del Contrato, el Prestador quedará especialmente obligado a guardar la más absoluta y estricta confidencialidad y reserva sobre las operaciones y proyectos de la Empresa y de su matriz, así como de todos los antecedentes, información y documentos que le sean facilitados para la prestación de sus servicios o que conozca con ocasión de ésta, como por ejemplo, patentes, procedimientos, producción, sistemas, ventas, compras y cualquier otro conocimiento cuya divulgación signifique o pueda significar, de cualquier forma, un real o eventual perjuicio para la Empresa, su matriz, sus dueños o sus ejecutivos.	FIFTH – Confidentiality: While meeting its obligations hereunder, the Contractor shall be especially bound to keep the fullest and strictest confidence and reserve regarding the Company’s operations and projects, and those of its parent company, as well as all records, information and documents that may be provided thereto in order to facilitate the service provision, or of which it may learn while providing such services,such as, for instance: patents, procedures, production, systems, sales, purchases, or any other knowledge the disclosure of which entailed, or may in any way entail, any actual or potential damages to the Company, its parent company, or any of its owners or executives.

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Las partes convienen en elevar a la calidad de esencial de este Contrato dicha obligación, por lo tanto, se entiende que la violación de esta confidencialidad significa un incumplimiento grave de las obligaciones que impone el Contrato, por lo que podrá dar lugar, a la decisión de la Empresa, de poner término al presente Contrato sin derecho a indemnización alguna para el Prestador.	The Parties hereby agree that the aforesaid obligation shall be essential hereto, and therefore, any violation of the confidentiality undertaking shall be deemed a serious breach of the obligations hereunder, and may lead to the Company deciding to terminate this Agreement, without any compensation or indemnity entitlements for the Contractor.

Toda correspondencia, documentos, registros fueren escritos o no, incluyendo una copia de todos los archivos electrónicos, y cualquier otro bien que sea de propiedad de la Empresa que se encuentre en poder del Prestador o bajo su control, y que sean relativos al negocio de la Empresa, seguirán siendo de propiedad de la Empresa o de la matriz para todo efecto legal, debiendo ser, por lo tanto, restituidos a ésta a su solo requerimiento.	All correspondence, documents, written or other records, including any copies of electronic files, and any other type of assets belonging to the Company that were in the hands or under the control of the Contractor, and that related to the Company’s business, shall remain the latter’s property, or that of its parent company, for all legal purposes, and must consequently be returned thereto upon the mere request of either thereof.

SEXTO: Término anticipado. Queda expresamente establecido por las partes que, en caso que el Prestador infrinja la limitación establecida en la cláusula Quinta precedente, en caso de incumplimiento grave por parte del Prestador en sus obligaciones en conformidad al presente Contra to, o bien, si actuare de modo tal que pudiere poner en riesgo o perjudicar los intereses o el prestigio de KEY METALS, sus directores, ejecutivos, empleados o consultores, KEY METALS tendrá la facultad de poner término inmediato al presente Contrato, pudiendo en tal caso suspender el pago de los honorarios devengados hasta ese momento, a objeto de aplicar dichas sumas al pago de las indemnizaciones a las que eventualmente pudiere resultar obligado el Prestador, como compensación por los perjuicios que causare, todo ello sin perjuicio de los demás derechos y facultades que legalmente asistan a la Empresa.	SIXTH - Early Termination: The Parties hereby expressly stipulate that, were the Contractor to infringe the limitation previously stipulated in Clause Fifth, seriously breach any of its obligations hereunder, or act in any way that may endanger or harm KEY METALS’ interests or standing, or those of any of its directors, executives, employees or consultants, the Company shall have the right of immediate termination hereof, and in such a case, may suspend the payment of any fees accrued to that time, so as to apply any such amounts against any compensations or indemnities that the Contractor may have to pay for resulting damages. All of the foregoing shall not limit any other rights or actions that may pertain to the Company by law.

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SÉPTIMO: Cesión. Queda absolutamente prohibido al Prestador ceder o traspasar el presente Contrato, total o parcialmente, o dar participación de él a terceras personas, sin la autorización escrita de la Empresa.	SEVENTH - Assignment: The Contractor may not in any way assign or transfer this Agreement, or any part thereof, or give any interest therein to any third parties, without the Company’s written authorization.

OCTAVO: Duración. Se deja constancia que el presente contrato rige a partir del primero de marzo de dos mil veintidós y tendrá duración hasta el veintiocho de febrero de dos mil veintitrés, sin perjuicio de la facultad de KEY METALS de poner término inmediato al Contrato de acuerdo a lo descrito en la cláusula Sexta precedente.	EIGHTH - Duration: This Agreement shall be effective as of March 1, 2022, up to February 28, 2023, without limiting KEY METALS’ right of immediate termination hereof, as previously described in Clause Sixth.

Cumplido este plazo, el Contrato se renovará automáticamente y tendrá duración indefinida, salvo aviso en contrario dado por cualquiera de las Partes con al menos quince días de anticipación al vencimiento.	Upon this term, the Agreement shall be automatically renewed for an indefinite term, unless either Party gives the other notice, at least 15 days in advance of the date of termination.

En caso que el Contrato se renueve y tenga duración indefinida, cualquiera de las Partes podrá poner término al mismo mediante aviso por escrito a la otra, con a lo menos treinta días de anticipación a la fecha de término efectivo, sin necesidad de fundamentar su decisión y sin derecho a compensación alguna a favor de la otra Parte.	If the Agreement were indefinitely renewed, either Party may terminate it by giving written notice to the other, at least 30 days in advance of the effective date of termination, without any need of justifying its decision, and without the other Party being entitled to any compensation whatsoever.

NOVENO: Declaraciones. El Prestador declara que es el único responsable de velar por la salud y seguridad de su personal. En tal sentido, el Prestador declara que	NINTH: - Representations: The Contractor hereby represents that it is solely responsible for the safety of its personnel, stating, in this sense:

(i) renuncia de la manera más amplia, a presentar cualquier tipo de reclamo frente a KEY METALS por contagios de COVID- diecinueve de su personal a cargo de la ejecución de los servicios; y	(i) that, to the fullest extent, it waives any and all claims whatsoever to KEY METALS for COVID-19 infections of its personnel dedicated to providing the services, and

(ii) renuncia a solicitar gastos y/o costos adicionales relacionados con el tratamiento médico de su personal a causa de contagios de COVID-diecinueve; incluyendo los costos	(ii) that it waives any and all requests for reimbursement of additional expenses or costs in connection with the medical treatment of its personnel in reason of COVID-19 infections,

asociados al reemplazo del personal afectado, los cuales son de exclusiva responsabilidad del Prestador. Para mayor claridad, las partes acuerdan que el reemplazo el personal afectado por COVID diecinueve no podrá bajo ningún supuesto incrementar el precio de los servicios.	including any costs relating to the replacement thereof, which must all be solely borne by the Contractor, and for greater clarity, the Parties hereby agree that replacing any personnel infected by COVID-19 may in no way increase the price of the services.

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DÉCIMO: Domicilio. Para todos los efectos del presente Contrato, las partes fijan su domicilio en Santiago y se someten a la jurisdicción del Tribunal Arbitral a que se alude en la cláusula Décimo Primera siguiente.	TENTH – Jurisdiction: For all purposes hereof, the Parties hereby set their legal residence in Santiago, and submit to the jurisdiction of the Arbitral Court specified in the following clause, Eleventh.

DÉCIMO PRIMERO: Arbitraje. Cualquier dificultad o controversia que se produzca entre los contratantes respecto de la aplicación, interpretación, duración, validez o ejecución de este contrato o cualquier otro motivo será sometida a arbitraje, conforme al Reglamento Procesal de Arbitraje del Centro de Arbitraje y Mediación de Santiago, vigente al momento de solicitarlo. Las partes confieren poder especial irrevocable a la Cámara de Comercio de Santiago A.G., para que, a petición escrita de cualquiera de ellas, designe a un árbitro arbitrador de entre los integrantes del cuerpo arbitral del Centro de Arbitraje y Mediación de Santiago. En contra de las resoluciones del arbitrador no procederá recurso alguno, renunciando las partes expresamente a ellos. El árbitro queda especialmente facultado para resolver todo asunto relacionado con su competencia y/o jurisdicción.	ELEVENTH: Arbitration: Any difficulties or conflicts that may arise between the contracting parties regarding the application, interpretation, duration, validity or implementation hereof, or for any other reasons, shall be submitted to arbitration, according to the then current Procedural Rules of Arbitration of the Santiago Arbitration and Mediation Centre. The Parties hereby grant an irrevocable special power to the Santiago Chamber of Commerce, so that, on a written request of either of them, it may appoint an arbitrator ex aequo et bono among the members of the body of arbitrators of the Santiago Arbitration and Mediation Centre. The arbitrator’s decisions may not be appealed, and the Parties hereby expressly waive any such rights. The arbitrator is hereby specially authorized to rule on any matters within his or her competence and jurisdiction.

Personería: La personería de don Ignacio Joaquín López Alarcón para representar a KEY METALS CORPORATION CHILE SpA, consta de escritura pública de fecha quince de junio de dos mil veintiuno, otorgada en la Notaría de Santiago de doña María Pilar Gutiérrez Rivera bajo el repertorio número quince mil quinientos veintiuno/ dos mil veintiuno. Personería que no se inserta por ser conocidas de las partes y del notario que autoriza.	Legal Representation: Ignacio Joaquín López Alarcón has been authorized to represent KEY METALS CORPORATION CHILE SpA in a document signed on June 15, 2021, at the Santiago Notary Offices of María Pilar Gutiérrez Rivera, and further entered in public records under Journal No. 15,521/2021.This document is not inserted herein, because it is known by the Parties and the authenticating notary.

Minuta redactada por el abogado Ignacio López A.	Drafted by Ignacio López A., lawyer

En comprobante y previa lectura firman los comparecientes el presente instrumento. Se da copia. Doy fe. -	In witness whereof and after reading its contents, the appearing parties have signed this instrument. Copies have been given. I attest.

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/s/ IGNACIO JOAQUÍN LÓPEZ ALARCÓN 16,017,525-7
IGNACIO JOAQUÍN LÓPEZ ALARCÓN
For KEY METALS CORPORATION CHILE SpA

/s/ REINALDO ULISES REYES GONZÁLEZ 9,495,135-6
REINALDO ULISES REYES GONZÁLEZ

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